UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts		01653
(Address of principal executive offices)		(Zip Code)

(508) 855-1000

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value	THG	New York Stock Exchange
7 5/8% Senior Debentures due 2025	THG	New York Stock Exchange
6.35% Subordinated Debentures due 2053	THGA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2019, The Hanover Insurance Group, Inc. (the “Company”) entered into an accelerated share repurchase agreement with The Bank of Nova Scotia (the “Dealer”) to repurchase an aggregate of $150.0 million of the Company’s common stock (the “ASR Agreement”). The Company will acquire the shares under the ASR Agreement as part of its previously announced $600.0 million share repurchase program approved by its Board of Directors on December 30, 2018. At completion of the ASR Agreement, the Company will have remaining capacity of approximately $200.0 million under the existing $600.0 million share repurchase authorization.

Pursuant to the terms of the ASR Agreement, on June 28, 2019, the Company paid $150.0 million to the Dealer and received an initial delivery of 951,626 shares of the Company’s common stock from the Dealer, which is approximately 80% of the total number of shares of the Company’s common stock expected to be repurchased under the ASR Agreement. At settlement, the Dealer may be required to deliver additional shares of common stock to the Company or, under certain circumstances, the Company may be required to deliver shares of its common stock or make a cash payment to the Dealer, based generally on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the ASR Agreement. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by the Dealer and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the ASR Agreement is expected to be completed not later than October 31, 2019.

The foregoing description of the ASR Agreement is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the ASR Agreement in Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2019, J. Kendall Huber, the Company’s Executive Vice President, General Counsel and Assistant Secretary, communicated to the Company his intention to retire from the Company, currently expected to be effective in the spring of 2020. Mr. Huber, 64, has been General Counsel and Assistant Secretary since joining the Company in March of 2000.

Item 8.01	Other Events.

On June 27, 2019, the $250.0 million accelerated share repurchase agreement between the Company and JPMorgan Chase Bank, National Association, London Branch (“JPM”), dated December 30, 2018 (the “December ASR Agreement”), terminated in accordance with its terms. On June 28, 2019, JPM delivered 278,184 shares of the Company’s common stock as final settlement of the shares repurchased under such agreement. In total, 2,069,015 shares of the Company’s common stock were repurchased under the December ASR Agreement. After accounting for the current ASR Agreement and the December ASR Agreement, as well as other share activity in the period, the Company expects its ending shares outstanding as of June 30, 2019 to be approximately 39.5 million and its weighted average shares (diluted) to be approximately 41.2 million for the second quarter and year-to-date 2019.

Item 9.01	Financial Statements and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Not applicable.

(d)     Exhibits.

Exhibit No.	Document

Exhibit 10.1	Form of Accelerated Share Repurchase Confirmation between The Hanover Insurance Group, Inc. and The Bank of Nova Scotia, dated June 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Hanover Insurance Group, Inc. (Registrant)

Date July 1, 2019	By:	/s/ J. Kendall Huber
J. Kendall Huber Executive Vice President, General Counsel and Asst. Secretary

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